UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2023

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-0555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	FMNB	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On August 22, 2023, the board of directors (the “Board”) of Farmers National Banc Corp. (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, fixed the number of directors of the Company at fourteen (14), thereby increasing the current number of directors by two (2), and appointed Carl D. Culp and Gina A. Richardson to the Board effective September 1, 2023. Mr. Culp was appointed to serve as a Class III director, with a term expiring at the 2025 Annual Meeting of Shareholders, and Ms. Richardson was appointed to serve as a Class II director, with a term expiring at the 2024 Annual Meeting of Shareholders. Mr. Culp, formerly served as Senior Executive Vice President, Secretary and Treasurer of the Company before retiring effective August 15, 2021. Ms. Richardson is an attorney and founder of Gina Richardson LLC, located in Canfield, Ohio. The Board has determined that Ms. Richardson satisfies the independence requirements under the rules of The NASDAQ Stock Market LLC. The Company issued a press release announcing the appointments of Mr. Culp and Ms. Richardson to the Board, a copy of which is attached as Exhibit 99.1 hereto.

As non-employee directors, Mr. Culp and Ms. Richardson will be eligible to receive compensation in the same manner as the Company’s other non-employee directors, including an annual retainer fee payable in cash and restricted stock units on a pro rata basis for 2023, consistent with the descriptions in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on March 21, 2023, and in the summary of Nonemployee Director Compensation filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023. The Company will enter into indemnification agreements with Mr. Culp and Ms. Richardson in a manner consistent with the agreements entered into with the Company’s existing directors, the form of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2011. Mr. Culp has been appointed to serve on the Board Enterprise Risk Management Committee of the Board, and Ms. Richardson has been appointed to serve on the Audit Committee and Corporate Governance and Nominating Committee of the Board, each effective September 1, 2023.

The full text of the Company’s press release announcing the expansion of the Board and the appointments of Mr. Culp and Ms. Richardson is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 23, 2023, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the Board of the Company fixed the number of directors of the Company at fourteen (14), thereby increasing the number of directors by two (2), and appointed Carl D. Culp and Gina A. Richardson to the Board effective September 1, 2023, as described in Item 5.02(d) of this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 23, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: August 23, 2023